      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           THE WACKENHUT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               FLORIDA                                 8744                                59-0857245
      (STATE OF INCORPORATION)             (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
                                            CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                              THE WACKENHUT CENTER
                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JAMES P. ROWAN
                       VICE PRESIDENT AND GENERAL COUNSEL
                           THE WACKENHUT CORPORATION
                              THE WACKENHUT CENTER
                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        Copies of all communications to:

                                 BRUCE I. MARCH
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                         SUNTRUST INTERNATIONAL CENTER
                        ONE S.E. 3RD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number and the effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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===============================================================================================================================

                                                                                PROPOSED            PROPOSED
                                                                                 MAXIMUM             MAXIMUM         AMOUNT OF
                TITLE OF SHARES                             AMOUNT TO        OFFERING PRICE         AGGREGATE      REGISTRATION
                TO BE REGISTERED                          BE REGISTERED       PER SHARE(1)      OFFERING PRICE(1)       FEE
-------------------------------------------------------------------------------------------------------------------------------
Series B Common Stock, par value $.10 per share.......    69,231 shares          $14.25             $986,542           $299
===============================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. On May 14, 1997, the closing sales price of the Series B Common Stock on the New York Stock Exchange was $14.25 per share.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

[WACKENHUT LOGO]

                                 69,231 SHARES
                           THE WACKENHUT CORPORATION
                             SERIES B COMMON STOCK

                            ------------------------

     This Prospectus relates to an aggregate of 69,231 shares (the "Shares") of Series B Common Stock, par value $.10 per share (the "Series B Common Stock") of The Wackenhut Corporation (the "Company") which may be offered (the "Offering") for sale by persons (the "Selling Shareholders") who have acquired such shares in certain acquisitions of businesses by the Company not involving a public offering. The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the Shares. See "Selling Shareholders." The rights of holders of the Series B Common Stock offered hereby are identical in all respects to those of holders of the Company's Series A Common Stock, par value $.10 per share (the "Series A Common Stock," and together with the Series B Common Stock, the "Common Stock"), provided that the holders of the Series A Common Stock have voting rights on matters presented to shareholders while the holders of Series B Common Stock have no voting rights on such matters except as may be afforded by applicable law. See "Description of Capital Stock."

     The Shares may be sold or distributed from time to time by or for the account of the Selling Shareholders or their pledgees through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. This Prospectus also may be used, with the Company's prior consent, by donees of the Selling Shareholders, or by other persons acquiring the Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders and will bear certain expenses incident to the registration of the Shares. See "Selling Shareholders" and "Plan of Distribution."

     The Series B Common Stock is listed on the New York Stock Exchange under the symbol "WAKB." On May 14, 1997, the last reported sales price for the Series B Common Stock on the New York Stock Exchange was $14.25 per share.
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SERIES B COMMON STOCK.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                  The date of this Prospectus is May 19, 1997.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling
Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

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                                                              PAGE
                                                              ----
Available Information.......................................    3
Incorporation of Certain Documents by Reference.............    3
The Company.................................................    4
Risk Factors................................................    5
Use of Proceeds.............................................    9
Selling Shareholders........................................   10
Description of Capital Stock................................   11
Plan of Distribution........................................   13
Legal Matters...............................................   14
Experts.....................................................   14

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of prescribed fees. The Commission also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, the Series A Common Stock and the Series B Common Stock are listed on the New York Stock Exchange, and the aforementioned materials may also be inspected at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3, including amendments thereto, relating to the Series B Common Stock offered hereby (the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Series B Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof, which may be obtained from the Commission in the manner set forth above. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (1) Annual Report on Form 10-K for the fiscal year ended December 29, 1996, (2) Quarterly Report on Form 10-Q for the quarter ending March 30, 1997, and (3) Registration Statement on Form 8-A filed November 24, 1992, which registered the Series B Common Stock under the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

     The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of the foregoing Annual Report on Form 10-K and Registration Statement on Form 8-A, excluding exhibits thereto (unless such exhibits are specifically incorporated by reference therein). Requests for such documents should be submitted in writing to The Wackenhut Corporation, The Wackenhut Center, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243, Attention: Corporate Secretary, or by telephone at (561) 622-5656.

                                  THE COMPANY

     The Company is a leading international provider of security-related and other support services and a leading developer and manager of privatized correctional and detention facilities. The Company provides security services, food services and other related services to commercial and governmental customers through its services business (the "Services Business"). Through its correctional business (the "Correctional Business"), the Company also provides correctional and detention facility design, development and management services to governmental agencies. The Company has approximately 51,000 full and part-time employees serving over 16,000 commercial and governmental customers through an extensive network of offices and operations in 48 states and 50 countries.

     The Company was incorporated in 1958 to continue the businesses that were originally established in 1954 by its Chairman and Chief Executive Officer, George R. Wackenhut, to provide security-related services to commercial and governmental customers. Since its founding, the Company has grown by: (i) enhancing its position in its core security-related services business through the development of specialized and upgraded services; (ii) targeting specific segments of the security services industry; and (iii) expanding into a range of other support services in response to a growing trend toward privatization of governmental services and outsourcing by commercial customers.

     In addition to its core security-related services, which include guard and investigative services, the Company is a leader in the development of specialized niche services. For example, in response to a growing demand in the marketplace for security professionals with greater skill and responsibility levels, the Company has developed its Custom Protection Officer(R) ("CPO") program to provide highly specialized and trained security professionals to a broad range of customers such as national retailers, banks and other financial institutions and gated communities. CPOs are also used as supplemental law enforcement forces by public transportation authorities and other governmental entities. Custom Protection Officer is a Registered Service Mark of The Wackenhut Corporation. Moreover, in seeking to respond to the specialized needs of its larger clients, the Company developed its national accounts ("National Accounts") program to provide customized security services on a national or regional level to large customers with multiple locations. The National Accounts program provides customers with a high level of service by providing a dedicated contact person with the Company who is responsible for coordinating their accounts on a nationwide basis. The Company believes that the National Accounts program may also enable it to expand the scope of services offered worldwide to its National Account customers. Management believes that the high quality and consistent service of its CPO and National Accounts programs provide the Company with an opportunity to enhance long-term relationships with its clients.

     As part of its strategy to respond to the growing trend toward privatization of governmental services, in 1984 the Company entered into the development and management of privatized correctional and detention facilities, a business which is now operated exclusively through its 55% owned Wackenhut Corrections Corporation subsidiary ("WCC"). WCC presently has contracts to manage 34 correctional and detention facilities, with a rated capacity of 24,371 beds. From December 29, 1991 to December 29, 1996, WCC's revenues increased from $37.9 million to $137.8 million and operating income increased from $1.7 million to $9.7 million, representing compound annual growth rates of 29.5% and 41.7%, respectively.

     In addition to its expansion into the Correctional Business through WCC, the Company has leveraged its management skills to expand into other support services. In 1992, the Company entered into the foodservice business for correctional institutions and, in January 1996, expanded its presence in this market through the acquisition of contracts and certain assets of the Correctional Food Services Division of Service America Corporation. In 1996, the Company's Food Services Division had revenues of $70.6 million. In the third quarter of 1996, the Company entered into the professional employer organization ("PEO") business by establishing Oasis Outsourcing, Inc., a majority owned subsidiary. By the end of 1996, Oasis had opened one office in South Florida and one in Denver and has approximately 100 employees under contract. In addition to the services which the Company has specifically targeted for expansion, the Company continues to explore and selectively invest in other service businesses, including temporary services, commercial and governmental support services, supplemental police services, crash-fire-rescue services, fire protection services, and airport services.

     The Series B Common Stock is listed on the New York Stock Exchange under the symbol "WAKB." The Company's principal executive offices are located in The Wackenhut Center at 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243, and its telephone number is (561) 622-5656.

                                  RISK FACTORS

     In connection with an investment in the shares of Series B Common Stock offered hereby, prospective investors should consider carefully the following factors which can affect the Company's current position and future prospects, in addition to the other information set forth in this Prospectus. The following factors and other information set forth in this Prospectus contain certain forward-looking statements involving risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in this section and elsewhere in this Prospectus.

     REVENUE AND PROFIT GROWTH DEPENDENT ON EXPANSION. The Company's growth will depend to a significant degree upon its ability to obtain additional service contracts and correctional and detention facility development and management contracts and to retain existing contracts. The Company anticipates that there will be significant competition among: (i) providers of security-related and other support services for service contracts and for the renewal of such contracts upon expiration and (ii) operators of correctional and detention facilities for development and management contracts for new facilities and for the renewal of those contracts upon expiration. Accordingly, there can be no assurance that the Company will be able to obtain contracts or to retain contracts upon expiration thereof. Growth of the Correctional Business is generally dependent on the development and management of new correctional and detention facilities, since contracts to manage existing public facilities are not typically offered to private operators. The rate of development of new facilities and, therefore, the Correctional Business' potential for growth, will depend on a number of factors, including crime rates and sentencing patterns in countries in which WCC operates, governmental and public acceptance of the concept of privatization, the number of facilities available for privatization and WCC's ability to obtain awards for contracts and to integrate new facilities into its management structure on a profitable basis. In addition, certain jurisdictions recently have required the successful bidder to make a significant capital investment in connection with the financing of a particular project. WCC's ability to secure awards under such circumstances will, therefore, also depend on WCC having sufficient capital resources.

     GROWTH/ACQUISITION STRATEGY. The Company intends to grow both its Services Business and its Correctional Business through internal expansion and through selective acquisitions of additional companies or assets that would expand its existing business. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets into the Company without substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will be profitable at the time of their acquisition or will achieve levels of profitability that justify the investment therein. Acquisitions may involve a number of special risks, including, but not limited to, adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance.

     CAPITAL REQUIREMENTS TO FUND GROWTH. The Company's acquisition strategy may require substantial capital. While the Company believes that its present capital position will be sufficient to meet its capital requirements, future acquisitions may require additional capital. Such capital may be obtained by borrowings under the Company's existing credit facilities, through the issuance of long-term or short-term indebtedness or through the issuance of equity securities in private or public transactions. This could result in dilution of existing equity positions and/or increased interest expense. There can be no assurance that acceptable capital financing for future acquisitions can be obtained on suitable terms, if at all.

     INTERNATIONAL OPERATIONS. In the Company's fiscal years ended January 1, 1995 ("Fiscal 1994"), December 31, 1995 ("Fiscal 1995") and December 29, 1996
("Fiscal 1996"), revenues derived from the provision of services to customers outside the United States accounted for approximately 15.3%, 18.1% and 16.1%, respectively, of the Company's consolidated revenues. The Company anticipates that international revenues will continue to account for a significant portion of consolidated revenues in the foreseeable future. The Company's operating results, therefore, are subject to the risks inherent in international operations, including various regulatory requirements, fluctuations in currency exchange rates, political and economic changes and disruptions, tariffs or other barriers, and difficulties in staffing and managing foreign operations. One or more of these factors may have a material adverse effect on the Company's future international operations and, consequently, on the Company's operating results.

     CONTRACTS WITH GOVERNMENTAL AGENCIES. The Company's service contracts with governmental agencies are typically cost-reimbursable contracts providing the Company with the opportunity to earn award fees based on the achievement of performance goals. Award fees directly affect the Company's operating income and, consequently, any reduction in such award fees may adversely affect the Company's results of operations. The Company's service contracts with governmental agencies and correctional and detention facility management contracts are all subject to either annual or bi-annual governmental appropriations. A failure by a governmental agency to receive such appropriations could result in termination of the service or correctional or detention facility management contract by such agency or a reduction of fees payable to the Company. Even if funds are appropriated, the timing of such appropriations may cause delays in payment which could negatively affect the Company's cash flow. In addition, because of the concentration of the Company's revenues attributable to agencies of the United States government, the budgeting pressures faced by the United States government and agencies thereof could result in the loss of existing contracts or reduce the Company's growth potential in this area. These factors could have a material adverse effect on the Company's results of operations.

     BUSINESS CONCENTRATION. Contracts with the United States Department of Energy accounted for approximately 15% of the Company's consolidated revenues in Fiscal 1996. Moreover, correctional contracts with governmental agencies of the State of Texas accounted for 41%, 37% and 39% of WCC's revenues in Fiscal 1994, Fiscal 1995 and Fiscal 1996, respectively. Contracts with the New South Wales Department of Corrective Services accounted for 15%, 13% and 10% of WCC's revenues during Fiscal 1994, Fiscal 1995 and Fiscal 1996, respectively. Contracts with the Queensland Corrective Services Commission accounted for 13%, 13% and 11% of WCC's revenues during Fiscal 1994, Fiscal 1995 and Fiscal 1996. Contracts with the Louisiana Department of Public Safety and Corrections accounted for 13%, 11% and 9% of WCC's revenues in Fiscal 1994, Fiscal 1995 and Fiscal 1996, respectively. The loss of, or a significant decrease in, the Company's business with the Department of Energy or WCC's business with the foregoing agencies could have a material adverse effect on the Company's results of operations.

     CORRECTIONAL CONTRACTS. WCC's facility management contracts typically have terms ranging from one to five years. WCC has 8 contracts that will expire in 1997 (one with unlimited six-month renewal options, one with unlimited two-year renewal options, one with a single five-year renewal period, three with a single two-year renewal period, and two with no renewal option). WCC's management contracts generally contain one or more renewal options for terms ranging from one to five years. Only the contracting governmental agency may exercise a renewal option. No assurance can be given that any agency will exercise a renewal option in the future. Additionally, the contracting governmental agency typically may terminate a facility contract without cause by giving WCC adequate written notice. Furthermore, in certain cases the development of facilities to be managed by WCC is subject to the facility obtaining construction financing. Such financing may be obtained through a variety of means, including without limitation, sale of tax-exempt bonds or other obligations or direct governmental appropriation. The sale of tax-exempt bonds may be adversely affected by changes in applicable tax laws or adverse changes in the market for tax-exempt bonds or other obligations.

     POTENTIAL LEGAL LIABILITY. The Company's provision of security-related services and correctional and detention facility management services exposes the Company to potential third-party claims or litigation by persons for personal injury or other damages resulting from contact with Company personnel. In the case of WCC, such damages may arise from a prisoner's escape or from a disturbance or riot at a WCC-managed facility. WCC's management contracts generally require WCC to indemnify the governmental agency against any damages to which the governmental agency may be subject in connection with such claims or litigation. Under principles of common law, the Company can generally be held liable for wrongful acts or omissions of its agents or employees performed in the course and within the scope of their agency or employment. In addition, some states have adopted statutes that expressly impose on the Company legal responsibility for the conduct of its agents and employees. While the Company maintains an insurance program that provides coverage for certain liability risks, including personal injury, death and property damage where the Company or WCC is found negligent, the laws of many states limit or prohibit insurance coverage for liability for punitive damages arising from willful, wanton or grossly negligent conduct. There can be no assurance that the Company's insurance will be adequate to cover all potential claims or damages.

     INFLATION. The Company's largest expense is personnel costs. A number of the Company's security-related and correctional and detention facility management contracts, including contracts with governmental agencies and national accounts, provide for payments of either fixed fees or fees that increase by only small amounts during their terms. If, due to inflation or other causes, the Company must increase the wages and salaries of its employees at rates faster than it can increase the fees charged under such contracts, the Company's profitability would be adversely affected.

     COMPETITION. The security-related and other support service industries are highly competitive and fragmented. The Company competes with a number of major national companies, including, but not limited to, Borg-Warner Security Corporation and Pinkerton's Inc., as well as local or regional security service companies. Through WCC, the Company competes with a number of companies in the correctional business, including Corrections Corporation of America, U.K. Detention Services, Ltd. and U.S. Corrections Corporation. Some of the companies with which the Company and WCC compete are larger and have greater resources than the Company or WCC. The smaller local and regional companies with which the Company and WCC compete may have better knowledge of the local conditions and be better able to gain political and public acceptance. Potential competitors can enter the Services Business or the Correctional Business without substantial capital investment or previous experience. In addition, the Company and WCC may compete in some markets with governmental agencies that provide security-related or other support services and manage correctional facilities.

     ACCEPTANCE OF PRIVATIZATION OF TRADITIONAL PUBLIC FUNCTIONS. Privatization of traditional governmental functions such as food service at prisons and the management of correctional and detention facilities by private entities has not achieved complete acceptance by either governments or the public. Some sectors of the federal government and some state governments are legally unable to delegate traditional management responsibilities, including management of correctional and detention facilities, to private companies. The performance of traditional government functions by private companies is not widely understood by the public and has encountered resistance from certain groups, such as labor unions, sheriff's departments and groups that believe certain functions, including correctional and detention facility management should only be conducted by governmental agencies. Such resistance may cause a change in public and governmental acceptance of privatization in general. In addition, changes in dominant political parties in any of the markets in which the Company or WCC operates could result in significant changes to previously established views of privatization in such markets.

     GOVERNMENTAL REGULATION: OVERSIGHT, AUDITS AND INVESTIGATIONS. The Company's Correctional Business and certain portions of its Services Business are highly regulated by a variety of governmental authorities which oversee the Company's businesses and operations. For example, with respect to the Correctional Business, the contracting agency typically assigns full-time, on-site personnel to a facility to monitor WCC's compliance with contract terms and applicable laws and regulations. Failure by WCC to comply with contract terms or regulations could expose it to substantial penalties, including the loss of a facility management contract. In addition, changes in existing regulations could require the Company to modify substantially the manner in which it conducts business and, therefore, could have a material adverse effect on the Company's results of operations.

     Additionally, the Company's security-related and correctional contracts give the contracting agency the right to conduct audits of the Company's services provided or the facilities and operations managed by the Company for the agency, and such audits occur routinely. An audit involves a governmental agency's review of the Company's compliance with the prescribed policies and procedures established with respect to services provided or the facility managed. The Company also may be subject to investigations as a result of an audit or other causes.

     UNCERTAINTY OF FUTURE DIVIDENDS. No assurance can be given that the Company will continue its practice of paying regular quarterly dividends in the future. The Company's ability to declare or pay dividends may be limited by the terms of existing credit agreements. If the Company is permitted to pay dividends, payment of such dividends will nevertheless be at the discretion of the Company's Board of Directors and will depend on various factors, some of which may be beyond the control of the Company.

     DEPENDENCE UPON EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES. The continued success of the Company is dependent to a significant degree upon the continuing services of its executive officers. The loss or unavailability of any of the Company's executive officers could have an adverse effect on the Company. The Company does not have long-term employment contracts with any of its executive officers. In addition, the Company is dependent upon its ability to hire and retain senior operational employees.

     PRICE OF COMMON STOCK. The Company believes certain factors, such as sales of Common Stock into the market by existing shareholders, fluctuations in operating results of the Company or its competitors and market conditions generally for similar stocks could cause the market price of the Common Stock to fluctuate. In addition, any fluctuation in WCC's stock price may result in a corresponding fluctuation in the Company's stock price.

     CONTROL OF THE COMPANY. George R. Wackenhut and his wife, Ruth J. Wackenhut, individually and through trusts over which they have sole dispositive and voting power, control approximately 50.004% of the issued and outstanding voting common stock of the Company. As a result, George R. Wackenhut and Ruth J. Wackenhut are able to control virtually all matters requiring approval of the shareholders of the Company, including the election of all of the directors.

     ANTI-TAKEOVER PROVISIONS. Certain provisions of the Company's Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that shareholders might consider in their best interests. Pursuant to the Articles, the Company's Board of Directors has the authority to issue shares of preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the Company's shareholders. Thus, the Company's Board of Directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting rights of holders of the Common Stock. In addition, the issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change in control of the Company, since the terms of such preferred stock could prohibit the Company's consummation of any merger, reorganization, sale of substantially all of the assets, liquidation or other comparable extraordinary transaction without the approval of the holders of such preferred stock. Also, certain provisions of the Florida Business Corporation Act have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Company's Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

     SHARES ELIGIBLE FOR FUTURE SALE. As of April 30, 1997, the Company had a total of 10,809,785 shares of Series B Common Stock outstanding. Of these shares, 8,704,590 shares are freely tradeable by persons other than affiliates of the Company, without restriction or need for registration under the Securities Act of 1933, as amended (the "Securities Act"). All of the remaining outstanding 2,105,195 shares of Series B Common Stock are "Restricted Securities" as defined by Rule 144 promulgated under the Securities Act ("Rule 144"). Such shares are eligible for sale, subject to the manner of sale, volume, notice and information requirements of Rule 144. As of April 30, 1997, the Company had outstanding unexercised options to purchase 758,380 shares of Series B Common Stock under the Company's Key Employee Long-Term Incentive Stock Option Plan (the "Stock Option Plan"). The Company has registered the issuance of the Series B Common Stock in connection with the exercise of options under the Stock Option Plan and, consequently, such shares are available for sale in the public market without restriction to the extent they are not held by affiliates as that term is defined under Rule 144. Sales of substantial amounts of shares of Series B Common Stock in the public market, or the availability of such shares for future sale, could adversely affect the market price of Series B Common Stock.

                                USE OF PROCEEDS

     This Prospectus relates to the Shares being offered and sold for the accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."

                              SELLING SHAREHOLDERS

     The following table sets forth the name of each Selling Shareholder, the aggregate number of shares of Series B Common Stock beneficially owned by each Selling Shareholder prior to the Offering, and the aggregate number of shares of Class B Common Stock registered hereby to be offered for each Selling Shareholder's account. Because the Selling Shareholders may offer all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of Shares that each Selling Shareholder may retain upon completion of the Offering. All of the 69,231 Shares offered are issued and outstanding as of the date of this Prospectus. To the knowledge of the Company, neither of the Selling Shareholders has had within the past three years any material relationship with the Company or any of its predecessors or affiliates, except as set forth in the footnotes to the following table.

                                                                                    SHARES OF SERIES B
                                                              SHARES OF SERIES B     COMMON STOCK TO
                                                                 COMMON STOCK       BE OFFERED FOR THE
                                                                 BENEFICIALLY            SELLING
                                                                OWNED PRIOR TO        SHAREHOLDER'S
SELLING SHAREHOLDER                                              THE OFFERING            ACCOUNT
-------------------                                           ------------------    ------------------
James E. King, Jr.(1).......................................         35,308                35,308
Ralph C. Stevenson(1).......................................         33,923                33,923

---------------

(1) James E. King, Jr. and Ralph C. Stevenson served as the Chairman and President, respectively, and constituted all of the shareholders of Alternative Staffing, Inc., King Staffing, Inc., King Temporary Staffing, Inc., Occupational Analysis, Inc., Southeastern Resources, Inc. and Workforce Alternatives, Inc. (the "King Companies"), prior to the Company's acquisition of substantially all of the assets of the King Companies.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital consists of 50,000,000 shares of Common Stock, par value $.10 per share, of which 3,858,885 shares are authorized to be issued as Series A Common Stock and 46,141,115 shares are authorized to be issued as Series B Common Stock, and 10,000,000 shares of preferred stock (the "Preferred Stock"). There were 3,855,582 shares of Series A Common Stock issued and outstanding as of April 30, 1997 and 10,896,785 shares issued and 10,809,785 shares outstanding of Series B Common Stock as of April 30, 1997. There were no shares of Preferred Stock issued and outstanding as of April 30, 1997. The Series A Common Stock and the Series B Common Stock are identical in all respects, provided that the Series B Common Stock has no right to vote except as may be afforded by applicable law. None of the Preferred Stock is outstanding. Shares of one class or series of the Company's capital stock may be issued through a stock dividend or stock split on shares of another class or series of the Company's capital stock.

     The following descriptions of the Common Stock and the Preferred Stock are qualified in their entirety by reference to the Articles and Bylaws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     Each holder of Series A Common Stock is entitled to one vote for each share held of record on all matters presented to shareholders, including the election of directors, while each share of Series B Common Stock has no voting rights except as may be afforded by applicable law. Other than the difference in voting rights, Series A Common Stock and Series B Common Stock are identical.

     In the event of a liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after paying all debts and liabilities of the Company and the liquidation preferences of any outstanding Preferred Stock. The Common Stock has no preemptive rights or cumulative voting rights and no redemption, sinking fund or conversion provisions.

     Holders of the Common Stock are entitled to receive dividends if and when declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and outstanding and subject to any dividend restrictions in the Company's credit facilities. No dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the usual course of business, or if the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of any holders of Preferred Stock.

     All of the Series B Common Stock offered hereby, when issued and sold, will be validly issued, fully paid and nonassessable.

     The transfer agent and registrar for the Series B Common Stock is Chemical Mellon Shareholder Services, L.L.C.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further shareholder action, to divide any or all shares of the authorized Preferred Stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this Prospectus, the Board of Directors has not authorized any series of Preferred Stock, and there are no plans, agreements or understandings for the authorization or issuance of any shares of Preferred Stock. The issuance of Preferred Stock with voting rights or conversion rights may adversely affect the voting power of the Common Stock, including the loss of voting control to others. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company.

CERTAIN PROVISIONS OF FLORIDA LAW

     Florida corporations are subject to several anti-takeover provisions that apply to public companies, unless such corporation has elected to opt out of those provisions in its Articles or Bylaws. Florida corporations are generally subject to the "affiliated transactions" and "control-share acquisition" provisions of the Florida Business Corporation Act. The Company has elected to opt out of the "control-share acquisition" statute, but remains subject to the "affiliated transaction" statute. The "affiliated transaction" statute requires that, subject to certain exceptions, an "affiliated transaction" be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder" or by a majority of disinterested directors. In addition, Florida law limits the personal liability of a corporate director for monetary damages, except where the director (i) breaches a fiduciary duty and (ii) such breach constitutes or includes a violation of criminal law, a transaction from which the directors derived an improper personal benefit, an unlawful distribution or any other reckless, wanton or willful act or misconduct.

INDEMNIFICATION AND LIMITED LIABILITY

     Pursuant to the Articles and Bylaws and indemnification agreements between the Company and each of its officers and directors, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company may be obligated to advance the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

     The Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act for which they may become legally obligated to pay or for which the Company is required to indemnify its directors or officers.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders or pledgees may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on the New York Stock Exchange, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Company's consent, by donees of the Selling Shareholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. To the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth the names of donees of Selling Shareholders and any other material information with respect to the plan of distribution not previously disclosed.

     The Selling Shareholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be 'underwriters' within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder and any other Selling Shareholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Class B Common Stock for the applicable period under Regulation M of the Exchange Act prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Class B Common Stock.

     The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. Each Selling Shareholder may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any such underwriters and controlling persons of such underwriters against certain liabilities, including certain liabilities under the Securities Act.

     If Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this Prospectus relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a supplement to this Prospectus, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the shares specified in such supplement if any such Shares are purchased.

     If the Shares are sold in an underwritten offering, the underwriters and selling group members (if any) may engage in passive market making transactions in the Class B Common Stock on the New York Stock Exchange immediately prior to the commencement of the sale of shares in such offering, in accordance with Regulation M of the Exchange Act. Passive market making may stabilize the market price of the Class B Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class B Common Stock may not be sold unless the Class B Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Series B Common Stock offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida.

                                    EXPERTS

     The financial statements and schedule of the Company for each of the three years in the periods ended January 1, 1995, December 31, 1995 and December 29, 1996, respectively, included in and incorporated by reference in this Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports thereon appearing elsewhere herein or in the Registration Statement, and are included herein in reliance upon the authority of that firm as experts in giving said reports.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance of the securities being registered are as follows:

Securities and Exchange Commission Registration Fee.........  $    299
Printing Expenses...........................................    17,000
Accounting Fees and Expenses................................     1,700
Legal Fees and Expenses.....................................     5,000
Miscellaneous...............................................     5,000
                                                              --------
     Total..................................................  $ 28,999
                                                              ========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     The indemnification and advancement of expenses provided pursuant to
Section 607.0850 are not exclusive, and a Company may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     The Company's bylaws provide that the Company shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

     Under the Company's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suit or proceeding in which such person was or is made or threatened to be made a party or otherwise involved by reason of the fact that such person was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

     The Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act for which they may become legally obligated to pay or for which the Company is required to indemnify its directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  3.1     --   Articles of Incorporation, as amended to date (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  3.2     --   Bylaws, as amended to date (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.1     --   Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A., as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.2     --   Letter dated June 8, 1995 concerning the Revolving Credit
               and Reimbursement Agreement dated January 5, 1995 by and
               among The Wackenhut Corporation, NationsBank of Florida,
               N.A., and Bank of America Illinois, as Lenders, and
               NationsBank of Florida, N.A., as Agent (incorporated by
               reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  4.3     --   Letter dated August 24, 1995 concerning the Revolving Credit and Reimbursement Agreement dated January 5, 1995 by and
               among The Wackenhut Corporation, NationsBank of Florida,
               N.A., as Agent (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.4     --   Receivables Purchase Agreement dated as of January 5, 1995 among The Wackenhut Corporation, as Seller, Receivables
               Capital Corporation and Enterprise Funding Corporation, each as a Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A., each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.5     --   First Amendment dated December 15, 1995 to the Receivables
               Purchase Agreement dated as of January 5, 1995 among The
               Wackenhut Corporation, as Seller, Receivables Capital
               Corporation and Enterprise Funding Corporation, each as a
               Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A., each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.6     --   $15 Million Credit Agreement dated as of December 12, 1994 between Wackenhut Corrections Corporation, as Borrower, and
               Barnett Bank of South Florida, N.A., as Lender (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.7     --   Amendment Agreement Number One dated March 7, 1995 to the
               Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A. as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
  4.8     --   Letter dated September 12, 1996 concerning the Receivables
               Purchase Agreement dated as of January 5, 1995 among The
               Wackenhut Corporation, as Seller, Receivables Capital
               Corporation and Enterprise Funding Corporation, each as a
               Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A. each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
  4.9     --   Amendment Agreement Number Two dated October 28, 1996 to the
               Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A., as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
  5.1     --   Opinion of Akerman, Senterfitt & Eidson, P.A.
 10.1     --   Form of Deferred Compensation Agreement for Executive
               Officers (the "Senior Plan"): Alan B. Bernstein, Richard R.
               Wackenhut, Fernando Carrizosa and Robert C. Kneip
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1994)
 10.2     --   Amendments to the Deferred Compensation Agreements for
               Executive Officers effective July 27, 1991 (the "Senior
               Plan"): Alan B. Bernstein, Richard R. Wackenhut, Fernando
               Carrizosa and Robert C. Kneip
 10.3     --   Executive Officer Retirement Plan (incorporated by reference to the Registrant's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1995)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 10.4     --   Amended and Restated Split Dollar arrangement with George R.
               and Ruth J. Wackenhut (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.5     --   Office Lease dated April 18, 1995 by and between The
               Wackenhut Corporation and Daniel S. Catalfumo, as Trustee
               under F.S. 689.071 (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.6     --   First Amendment dated November 3, 1995 to Office Lease dated
               April 18, 1995 by and between The Wackenhut Corporation and
               Daniel S. Catalfumo, as Trustee under F.S. 689.071
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.7     --   $9 Million Promissory Note dated December 21, 1995 between
               The Wackenhut Corporation and ACP-Atrium CG, L.P., a Florida
               limited partnership (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.8     --   Purchase Money Real Estate Mortgage, Assignment and Security
               agreement dated December 31, 1995 between The Wackenhut
               Corporation and ACP-Atrium CG, L.P., a Florida limited
               partnership (incorporated by reference to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1995)
 10.9     --   Key Employee Long-Term Incentive Stock Plan dated July 1991
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.10    --   Second Amendment dated August 1, 1996 to Office Lease dated
               April 18, 1995 by and between The Wackenhut Corporation and
               Daniel S. Catalfumo, as Trustee under F.S. 689.071
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
 10.11    --   Amended Nonemployee Director Stock Option Plan dated October
               29, 1996 (incorporated by reference to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 29, 1996)
 23.1     --   Consent of Arthur Andersen LLP
 23.2     --   Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 5.1 above)
 24.1     --   Powers of Attorney (included as part of the signature page hereto)

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 19th day of May, 1997.

                                          THE WACKENHUT CORPORATION

                                          By:        /s/ JUAN D. MIYAR
                                            ------------------------------------
                                                       Juan D. Miyar
                                                     Vice President and
                                                    Corporate Controller

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rowan, Juan D. Miyar and Robert C. Kneip, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

              /s/ GEORGE R. WACKENHUT                  Chairman of the Board Chief Executive       May 16, 1997
-----------------------------------------------------  Officer and Director (Principal
                  George R. Wackenhut                  Executive Officer)

                 /s/ JUAN D. MIYAR                     Vice President and Corporate                May 16, 1997
-----------------------------------------------------  Controller (Principal Financial and
                     Juan D. Miyar                     Accounting Officer)

            /s/ JULIUS W. BECTON, JR.                  Director                                    May 16, 1997
-----------------------------------------------------
                Julius W. Becton, Jr.

            /s/ RICHARD G. CAPEN, JR.                  Director                                    May 16, 1997
-----------------------------------------------------
                Richard G. Capen, Jr.

                /s/ CARROLL CAMPBELL                   Director                                    May 16, 1997
-----------------------------------------------------
                    Carroll Campbell

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

              /s/ ANNE N. FOREMAN                      Director                                    May 16, 1997
-----------------------------------------------------
                  Anne N. Foreman

             /s/ EDWARD L. HENNESSY, JR.               Director                                    May 16, 1997
-----------------------------------------------------
                 Edward L. Hennessy, Jr.

               /s/ PAUL X. KELLEY                      Director                                    May 16, 1997
-----------------------------------------------------
                   Paul X. Kelley

            /s/ NANCY CLARK REYNOLDS                   Director                                    May 16, 1997
-----------------------------------------------------
                Nancy Clark Reynolds

            /s/ RICHARD R. WACKENHUT                   Director                                    May 16, 1997
-----------------------------------------------------
                Richard R. Wackenhut

                                 EXHIBIT INDEX

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                                 DESCRIPTION                               PAGE
-------                                -----------                           ------------
  3.1     --   Articles of Incorporation, as amended to date (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  3.2     --   Bylaws, as amended to date (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.1     --   Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A., as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.2     --   Letter dated June 8, 1995 concerning the Revolving Credit
               and Reimbursement Agreement dated January 5, 1995 by and
               among The Wackenhut Corporation, NationsBank of Florida,
               N.A., and Bank of America Illinois, as Lenders, and
               NationsBank of Florida, N.A., as Agent (incorporated by
               reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.3     --   Letter dated August 24, 1995 concerning the Revolving Credit and Reimbursement Agreement dated January 5, 1995 by and
               among The Wackenhut Corporation, NationsBank of Florida,
               N.A., as Agent (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.4     --   Receivables Purchase Agreement dated as of January 5, 1995 among The Wackenhut Corporation, as Seller, Receivables
               Capital Corporation and Enterprise Funding Corporation, each as a Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A., each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.5     --   First Amendment dated December 15, 1995 to the Receivables
               Purchase Agreement dated as of January 5, 1995 among The
               Wackenhut Corporation, as Seller, Receivables Capital
               Corporation and Enterprise Funding Corporation, each as a
               Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A., each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
  4.6     --   $15 Million Credit Agreement dated as of December 12, 1994 between Wackenhut Corrections Corporation, as Borrower, and
               Barnett Bank of South Florida, N.A., as Lender (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)
  4.7     --   Amendment Agreement Number One dated March 7, 1995 to the
               Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A. as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
  4.8     --   Letter dated September 12, 1996 concerning the Receivables
               Purchase Agreement dated as of January 5, 1995 among The
               Wackenhut Corporation, as Seller, Receivables Capital
               Corporation and Enterprise Funding Corporation, each as a
               Purchaser, Bank of America National Trust and Savings
               Association and NationsBank of North Carolina, N.A. each as a Managing Agent, and Bank of America National Trust and
               Savings Association, as the Administrative Agent
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                                 DESCRIPTION                               PAGE
-------                                -----------                           ------------
  4.9     --   Amendment Agreement Number Two dated October 28, 1996 to the
               Revolving Credit and Reimbursement Agreement dated January
               5, 1995 by and among The Wackenhut Corporation, NationsBank of Florida, N.A. and Bank of America Illinois, as Lenders,
               and NationsBank of Florida, N.A., as Agent (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
  5.1     --   Opinion of Akerman, Senterfitt & Eidson, P.A.
 10.1     --   Form of Deferred Compensation Agreement for Executive
               Officers (the "Senior Plan"): Alan B. Bernstein, Richard R.
               Wackenhut, Fernando Carrizosa and Robert C. Kneip
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1994)
 10.2     --   Amendments to the Deferred Compensation Agreements for
               Executive Officers effective July 27, 1991 (the "Senior
               Plan"): Alan B. Bernstein, Richard R. Wackenhut, Fernando
               Carrizosa and Robert C. Kneip
 10.3     --   Executive Officer Retirement Plan (incorporated by reference to the Registrant's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1995)
 10.4     --   Amended and Restated Split Dollar arrangement with George R.
               and Ruth J. Wackenhut (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.5     --   Office Lease dated April 18, 1995 by and between The
               Wackenhut Corporation and Daniel S. Catalfumo, as Trustee
               under F.S. 689.071 (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.6     --   First Amendment dated November 3, 1995 to Office Lease dated
               April 18, 1995 by and between The Wackenhut Corporation and
               Daniel S. Catalfumo, as Trustee under F.S. 689.071
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.7     --   $9 Million Promissory Note dated December 21, 1995 between
               The Wackenhut Corporation and ACP-Atrium CG, L.P., a Florida
               limited partnership (incorporated by reference to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.8     --   Purchase Money Real Estate Mortgage, Assignment and Security
               agreement dated December 31, 1995 between The Wackenhut
               Corporation and ACP-Atrium CG, L.P., a Florida limited
               partnership (incorporated by reference to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1995)
 10.9     --   Key Employee Long-Term Incentive Stock Plan dated July 1991
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
 10.10    --   Second Amendment dated August 1, 1996 to Office Lease dated
               April 18, 1995 by and between The Wackenhut Corporation and
               Daniel S. Catalfumo, as Trustee under F.S. 689.071
               (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996)
 10.11    --   Amended Nonemployee Director Stock Option Plan dated October
               29, 1996 (incorporated by reference to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 29, 1996)
 23.1     --   Consent of Arthur Andersen LLP
 23.2     --   Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 5.1 above)
 24.1     --   Powers of Attorney (included as part of the signature page hereto)